EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to  the incorporation by reference in the Registration Statement  on  Form S-3 (No. 333-114474) and the Registration Statements on Form  S-8 (No. 333-86999, No. 333-90591, No. 333-63194, No. 333-85 262, No.333-31988, No. 333-122034 and No. 333-122036) of our report dated 14th July 2005 relating to the financial statements of Delamare One Limited (formerly iVillage  UK Limited), which appears in the Current Report on Form 8-K/A of iVillage Inc. dated 14th July 2005.

PricewaterhouseCoopers LLP

St. Albans, United Kingdom

14th July 2005